Exhibit 99.8
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies revenue)

Monthly Sales ($ in millions)

	2003	2004	2005	2006	2007	2008
January	26.2	29.2	32.1	32.6	66.8	73.7
February	28.6	28.7	30.6	33.6	61.3	71.5
March	28.0	31.5	33.2	33.9	61.5	72.3
April	28.5	31.3	34.1	36.8	66.0	82.9
May	28.8	30.3	32.8	34.2	67.7	76.9
June	28.6	29.6	33.8	42.1	67.1	84.5
July	29.6	32.4	33.3	60.9	68.0	81.8
August	30.0	31.4	35.0	64.2	96.8	68.3
September	29.9	31.9	36.6	66.2	84.0	75.6
October	28.8	30.2	31.7	58.9	70.8	71.1
November	28.3	30.7	32.8	57.1	69.3	63.4
December	27.1	32.1	32.3	62.6	65.4

12 Month Rolling Average ($ in millions)

	2003	2004	2005	2006	2007	2008
January	26.6	28.8	31.0	33.2	51.4	71.0
February	26.9	28.8	31.2	33.5	53.8	71.8
March	27.3	29.1	31.3	33.5	56.1	72.7
April	27.4	29.3	31.5	33.8	58.5	74.1
May	27.6	29.4	31.8	33.9	61.3	74.9
June	27.8	29.5	32.1	34.6	63.4	76.3
July	27.9	29.8	32.2	36.9	64.0	77.5
August	28.0	29.9	32.5	39.3	66.7	75.1
September	28.1	30.0	32.9	41.8	68.2	74.4
October	28.2	30.2	33.0	44.0	69.1	74.4
November	28.4	30.4	33.2	46.1	70.2	73.9
December	28.5	30.8	33.2	48.6	70.4